UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 2, 2015

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2015, Lennar Corporation, through wholly-owned subsidiaries (together, “Lennar”), entered into a Contribution and Sale Agreement pursuant to which the entities that own Newhall Ranch, Great Park Neighborhoods, which is on the former site of the El Toro Marine Corps Air Station, and The San Francisco Shipyard and Candlestick Point will be combined, together with the existing Five Point Communities management company. Under the Contribution and Sale Agreement, Lennar will contribute its ownership interests in each of the three real estate communities and the management company and will receive units of membership interest in subsidiaries of Five Point Holdings, Inc. (“Five Point”) that are exchangeable for shares of Five Point common stock (after a 12-month holding period). The closing of the transactions under the Contribution and Sale Agreement is conditioned upon Five Point’s completion of an initial public offering. Five Point has confidentially submitted a draft registration statement to the U.S. Securities and Exchange Commission for the possible initial public offering of its Class A common stock.

The Contribution and Sale Agreement is Exhibit 2.1 to this Report on Form 8-K. The foregoing description of the Contribution and Sale Agreement is qualified in its entirety by reference to the full and complete terms of the Contribution and Sale Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

2.1	Contribution and Sale Agreement, dated as of July 2, 2015, by and among Five Point Holdings, Inc., Newhall Holding Company, LLC, Newhall Intermediary Holding Company, LLC, Newhall Land Development, LLC, The Shipyard Communities, LLC, UST Lennar HW Scala SF Joint Venture, HPSCP Opportunities, L.P., Heritage Fields LLC, Lennar Heritage Fields, LLC, MSD Heritage Fields, LLC, FPC-HF Venture I, LLC, Heritage Fields Capital Co-Investor Member LLC, LNR HF II, LLC, Five Point Communities Management, Inc., Five Point Communities, LP, Lennar Homes of California, Inc. and Emile Haddad — Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2015	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer